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                                                                     EXHIBIT 7.3

                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT
                  --------------------------------------------

     This SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment"), made as of this 20th day of July, 2001, by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 (the "Seller"), and GENSTAR THERAPEUTICS CORPORATION, a Delaware corporation with offices at 10835 Altman Row, Suite A, San Diego, California, 92121 ("Buyer").

                                    RECITALS

     WHEREAS, the Buyer and the Seller have entered into that certain Asset Purchase Agreement, dated as of February 28, 1998, as amended by the Amendment to Asset Purchase Agreement dated May 27, 1998 (the "Agreement"); and

     WHEREAS, the Buyer and the Seller desire to amend the Agreement to update the name of the "Buyer" after a change in the name of Buyer and to reflect certain changes to terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Buyer, upon and subject to the terms and conditions of this Amendment; and

     WHEREAS, any capitalized terms not otherwise defined in this Amendment shall bear the meaning ascribed to such terms in the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

     As of the date hereof, the Agreement is hereby amended to update the name of Buyer from UROGEN CORP. to GENSTAR THERAPEUTICS CORPORATION and to replace the Certificates of Designation for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Buyer as contained in Exhibit A
                                                                      ---------
of the Agreement with the form attached hereto as Exhibit 1.
                                                  ---------

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the date first above written.

                                        SELLER:
                                        BAXTER HEALTHCARE CORPORATION

                                        By:  /s/ Victor W. Schmitt
                                            -----------------------------------
                                        Title: President, Venture Management
                                              ---------------------------------
                                               Victor W. Schmitt

                                        BUYER:
                                        GENSTAR THERAPEUTICS CORPORATION


                                        By:  /s/ Robert E. Sobol, M.D.
                                            ------------------------------------
                                        Title: Chief Executive Officer
                                              ---------------------------------
                                               Robert E. Sobol, M.D.

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                                    EXHIBIT 1

                        [Certificates of Designation for
    Series A Preferred Stock, Series B Preferred Stock and Series C Preferred
                                     Stock]